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                                                       Exhibit 23

                    INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Sun Life Assurance Company of Canada (U.S.) on Form S-2 of our report dated February 5, 1998 included in the Annual Report on Form 10-K of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 1997 and to the use of our report dated February 5, 1998 appearing in the Prospectus, which is part of this registration statement.

     We also consent to the reference to us under the heading "Accountants" in such Prospectus.

DELOITTE & TOUCHE LLP
Boston, Massachusetts

September 3, 1998